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                                                                   EXHIBIT 3.2



                             RESTATED BY-LAWS OF
                               FOILMARK, INC.

                                  ARTICLE 1

                                   OFFICES

    SECTION 1. PRINCIPAL OFFICE. The address of its registered office in the State of Delaware is: 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

    SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Director may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II

                        MEETINGS OF THE SHAREHOLDERS

    SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held in May, June or July of each year on such day and at such hour as the Board of Directors may fix, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held in the manner of designation herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

    SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Chairman of the Board of Directors or by a majority of the Board of Directors, and shall be called by the President or the Secretary at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

    SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by a majority of Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting.

    SECTION 4. NOTICE OF MEETING.

    (a) Written or printed notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United

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States mail, addressed to the Shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

    (b) Whenever notice is required to be given under any provisions of these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in these By-Laws, shall be deemed to be equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

    (a) For the purpose of determining Shareholders entitled to notice or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

    (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days, and in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

    (c) If no record date is fixed and the stock transfer books are not closed:

         (1) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (2) The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

         (3) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    (d) A determination of Shareholders of record to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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     SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection by any Shareholder, for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer book or to vote at any meeting of Shareholders.

     SECTION 7. QUORUM. One-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     SECTION 8. PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided by the proxy.

     SECTION 9. VOTING SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS.

     (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. A proxy purporting to be executed by a corporation shall be presumed to be valid and the burden of proving invalidity shall rest on any challenger.

     (b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by such trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.



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    (c) Shares standing in the name of a receiver or a trustee in bankruptcy may be voted by such receiver or trustee, and shares held by or under the control of a receiver or a trustee in bankruptcy may be voted by such receiver or trustee without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee in bankruptcy was appointed.

    (d) Except as otherwise provided, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    (e) For shares standing in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or shares for which two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

         (1) If only one votes, his act binds all;

         (2) If more than one vote, the act of the majority so voting binds all;

         (3) If more than one vote, but the vote is evenly split on any particular matter each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery or other such court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

    (f) Shares standing in the name of two or more persons as joint tenants, or tenants in common, or tenants by the entirety, may be voted in person or by proxy by any one or more of such persons. If more than one of such tenants shall vote such shares, the vote of the majority shall bind all, but if the vote is evenly split, then the vote shall be divided among them in proportion to the number of such tenants voting in person or by proxy unless a different apportionment of the vote is requested by such tenants.

    (g) Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

    SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise prohibited by law, any action required to be taken at a meeting of shareholders, or any other action which may


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be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

                                 ARTICLE III

                             BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 2.  NUMBER, TENURE AND QUALIFICATIONS.

     (a) The number of Directors of the Corporation shall be not less than one nor more than twelve (12), the precise number to be determined annually by a resolution of the Board of Directors prior to mailing notice of any meeting of the election of Directors. The number of Directors shall not be changed after the annual meeting except at a special meeting of Shareholders called for that purpose.

     (b) The Directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three (3) classes, each class consisting of approximately one-third of the whole number of the Board of Directors or such other number as determined by the Board. The first two classes shall consist of three Directors and the last class shall consist of two directors. The Directors of the first class shall be elected for a term of one (1) year, the Directors of the second class shall be elected for a term of two (2) years, and the directors of the third class shall be elected for a term of three (3) years. At each annual election, the successors to the Directors of that class whose term shall expire in that year shall be elected to hold office for the term of three years (or such other lesser term as determined by the Board), so that the term of office of one class of directors shall expire in each year.

     (c) Directors need not be residents of the State of Delaware or Shareholders of the Corporation.

     (d) Any Director may resign at any time upon written notice to the Corporation.

     SECTION 3.  COMMITTEES.

     (a) The Board of Directors may, be resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the


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member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the following standing committees:

    (1) The Executive Committee shall be comprised of the Chairman and such other persons selected by the Board. Any person selected who is not a Director shall be a non-voting member of the Executive Committee. The Executive Committee conducts the affairs and business of the Company between meetings of the Board of Directors, subject to certain limitations set forth in the Company's Certificate of Incorporation. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors except for those specifically enumerated in subparagraph (b) of Section 3 hereof as being reserved for the action of the full Board of Directors.

    (2) The Compensation Committee shall be comprised of the Chairman, all non-employee directors, and such other persons as selected by the Board. The Compensation Committee determines the compensation to be paid by the Company to its officers.

    (3) The Audit Committee shall be comprised of all non-employee directors of the Corporation. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the Company's accounting and financial reporting activities.

    (4) The Stock Option Committee shall be comprised of all non-employee directors of the Corporation. The Stock Option Committee administers the Corporation's Stock Option Plans and determines to whom such options will be granted and the number of shares of Common Stock to be included in such options.

    (b) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority:

         (1) to amend the Certificate of Incorporation;

         (2) to adopt an agreement of merger or consolidation;

         (3) to recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

         (4) to recommend to the Shareholders a dissolution of the Corporation or a revocation of a dissolution;


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        (5) to amend the By-Laws of Corporation; or

        (6) unless the resolution so provides, to declare a dividend or to authorize the issuance of stock.

    (c) Each such committee shall keep a written record of its facts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

    SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

    SECTION 5. SPECIAL MEETINGS. Special meeting of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President, or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

    SECTION 6. NOTICE. Notice of any special meeting shall be given at least five (5) day previously thereto by written notice delivered personally or mailed to each Director at his or her business address, or on one (1) day's notice by telegraph or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    SECTION 7. QUORUMS INTERESTED DIRECTORS.

    (a) A majority of the number of directors fixed in the manner provided by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

    (b) No contract or transaction between the Corporation and one or more of the Directors or officers, or between the Corporation and any other corporation, partnership,


                                       7

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association, or other organization in which one or more of the Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

         (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Shareholders; or

         (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Shareholders.

     (c) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 8. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship may also be filled by election at any annual meeting or at a special meeting of Shareholders called for that purpose.

     SECTION 10. COMPENSATION. When authorized by resolution of the Board of Directors, Directors and members of any committee of the Board of Directors shall be entitled to reasonable compensation for their services as Directors and members of any such committee and to reimbursement for any reasonable expenses incurred in attending such meeting. Any person receiving compensation under this provision shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

     SECTION 11. PRESUMPTION OF ASSENT.

     (a) A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or



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unless he or she shall file his or her written dissect to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to the dissent shall not apply to a Director who voted in favor of such action.

     (b) A member of the Board of Directors or of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors of by any such committee, or in relying in good faith upon other records of the Corporation.

    SECTION 12. INFORMAL ACTION.

    (a) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

    (b) The members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                ARTICLE IV

                                 OFFICERS

    Section 1. Number. The officers of the corporation shall be a President, a Secretary and a Treasurer each of whom shall be elected by the Board of Directors. The Board of Directors may from time to time elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers, assistant officers, and agents as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

    Section 2. Election and Term of Offices. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

    Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best


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interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall, when present, preside at all meetings of the Board of Directors. Except where required or permitted by law to be otherwise signed, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

     SECTION 6. THE PRESIDENT. The President shall have general supervision of the business and affairs of the Corporation and over its several officers, subject to the control of the Board of Directors. The President shall, when present, preside at all meetings of the Shareholders. It shall be his or her duty to have general and active management of the business of the Corporation and to see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time. The President may also be known as the Chief Executive Officer.

    SECTION 7. THE VICE PRESIDENT. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President, if one be elected, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice President, if there be one, may sign, with the Secretary or an Assistant Secretary. certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. Any additional Vice Presidents shall perform such duties as the President or the Board of Directors may from time to time designate.

     SECTION 8. THE SECRETARY. The Secretary shall; (a) keep the minutes of the Shareholders, the Board of Directors meetings and of the Committees thereof in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign with the President or the Executive Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the

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Board of Directors, and (e) in general perform all duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     SECTION 9. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine. The Treasurer shall: (a) have charge and custody of and be responsible for all fund and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Treasurer may also be known as the Chief Financial Officer.

     SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

     SECTION 11. SALARIES. The salaries of the Officers shall be fixed from time to time by the President (except as to the President's own salary) or the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECK AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors or Executive Committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specified instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or Executive Committee. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner


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as shall from time to time be determined by resolution of the Board of
Directors or Executive Committee.


     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or Executive Committee may select.


                                   ARTICLE VI

                    CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or the Executive Vice President and by the Secretary or an Assistant Secretary. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the corporation or its employee, any signature on the certificate may be a facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued and the date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares have been surrendered or canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and surrender for cancellation of the certificate for such shares. The person in which name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

    SECTION 3. RESTRICTION ON TRANSFER OF SHARES. The Board of Directors may place such restrictions on the transfer (whether inter-vivos, by inheritance, or by testamentary disposition), hypothecation or other disposition of shares of capital stock issued by the Corporation, which, in its judgment, it deems advisable, and which do not unreasonably restrain alienation. Such restrictions may, among other things, require that the Corporation be furnished with an opinion of Counsel, satisfactory to it, that such transfer, hypothecation, or other disposition will not result in the violation of any Federal or State law relating to securities transactions, or with a statement or ruling from the governmental agency administering such law to that effect. The same restrictions may be placed on previously issued and outstanding shares of capital stock of the Corporation if the consent of the holders thereof is obtained, Any such restrictions placed on the transfer, hypothecation or other disposition of the shares of capital stock of the Corporation shall be conspicuously noted on each certificate covering shares affected by such restrictions.

    SECTION 4. TRANSFER AGENT OR REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                                  ARTICLE VII

                                  FISCAL YEAR

    The fiscal year of the Corporation shall end on the last day of December of each year.

                                  ARTICLE VIII

                                   DIVIDENDS

    The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding share in the manner and upon the terms and conditions provided by law.

                                   ARTICLE IX

                                 CORPORATE SEAL

    The Board of Directors shall provide a corporate seal which shall be circular in form and have inscribed thereon the name of the Corporation, the state of incorporation, the date of same, and the words "Corporate Seal." In lieu of the corporate seal, when so authorized by the Board of Directors, a facsimile thereof may be impressed or affixed or reproduced, or the word "(Seal)" may be placed adjacent to the signature of the authorized officer of the Corporation.

                                   ARTICLE X

                                INDEMNIFICATION

    SECTION 1. COVERAGE. The Corporation shall indemnify to the full extent permitted by law any person who is or was made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she or his or her testator or intestate is or was a Director, officer or employee of the Corporation or serves or served any other corporation or enterprise at the request of the Corporation.

    SECTION 2. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of these By-Laws.


                                  ARTICLE XI

                                  AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                     CERTIFICATE OF AMENDMENT TO THE BYLAWS

                                       OF

                                 FOILMARK, INC.


                                   ARTICLE III



The first sentence of Article III (a) shall read as follows:

         The number of Directors of the Corporation shall be fixed at ten (10). The number of Directors shall not be changed after the annual meeting except at a special meeting of Shareholders called for that purpose.

                     CERTIFICATE OF AMENDMENT TO THE BYLAWS

                                       OF

                                 FOILMARK, INC.


                                   ARTICLE VII



Article VII shall read as follows:

         The fiscal year of the Corporation shall end on the last day of June of each year.